UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

CONNECTONE BANCORP, INC.
(Exact name of Company as specified in its charter)

New Jersey	001-35812	26-1998619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code (201) 816-8900

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 19, 2013, the Registrant and ConnectOne Bank (the “Bank”), the Registrant’s wholly owned subsidiary and a New Jersey state chartered commercial bank, entered into:

1.	an Amended and Restated Employment Agreement (the “Sorrentino Agreement”) with Frank Sorrentino III, the Registrant’s Chairman and Chief Executive Officer, amending the agreement originally effective as of January 1, 2013 (the “Original Sorrentino Agreement”); and

2.	an Employment Agreement with William S. Burns, the Registrant’s Executive Vice President and Chief Financial Officer (the “Burns Agreement”, the Sorrentino Agreement and the Burns Agreement are hereinafter referred to collectively as the “New Agreements”), replacing the Employment Agreement dated September 18, 2012 (the “Original Burns Agreement”; the Original Sorrentino Agreement and the Original Burns Agreement are hereinafter referred to collectively as the “Original Agreements”).

The New Agreements make technical changes to comply with the Internal Revenue Code and certain other governance changes, but do not change the compensation payable to either of Messrs. Sorrentino or Burns from that payable under the Original Agreements.

Copies of the Sorrentino Agreement and the Burns Agreement are annexed hereto as Exhibits 10.1 and 10.2, respectively.

In addition, also on December 19, 2013, the Registrant and the Bank entered into Change in Control Agreements (the “Change in Control Agreements”) with:

1.	Laura Criscione, who serves as the Executive Vice President and Chief Compliance Officer and
2.	Elizabeth Magennis, who serves as the Executive Vice President and Chief Lending Officer

A copy of the form agreement is annexed hereto as Exhibit 10.3. Under the terms of the Change in Control Agreements, if the Registrant were to undergo a “change in control” as defined in the Change in Control Agreements, followed by either (i) involuntary termination of Ms. Criscione’s or Ms. Magennis’ employment by the Registrant or the Bank or (ii) voluntary termination of employment by Ms. Criscione or Ms. Magennis under certain circumstances provided for in the agreement, then each of Ms. Criscione and Ms. Magennis would be entitled to a lump sum payment equal to the highest annual salary assigned to each during the twenty four months prior to Change in Control plus the highest annual bonus paid to or accrued to each. Such amount shall be paid within 10 days, subject to compliance with section 409A of the Internal Revenue Code, after the Registrant or the Bank receives an executed a general release of claims in favor of the Registrant, the Bank, its subsidiaries and affiliates, and their respective officers, directors, shareholders, partners, members, managers, agents or employees.

Based upon the current base salaries and the last cash bonus paid to each of Ms. Criscione and Ms. Magennis, if a change in control occurred on the date of execution, under the terms of the Change in Control Agreements Ms. Criscione would have received a payment of $243,775, and Ms. Magennis would have received a payment of $270,200.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Employment Agreement by and among ConnectOne Bancorp, Inc., ConnectOne Bank and Frank Sorrentino III dated December 19, 2013

10.2	Employment Agreement by and among ConnectOne Bancorp, Inc., ConnectOne Bank and William S. Burns dated December 19, 2013

10.3	Form of Change in Control Agreement with each of Laura Criscione and Elizabeth Magennis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, ConnectOne Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: December 19, 2013	By:	/s/ William S. Burns
WILLIAM S. BURNS
Executive Vice President and
Chief Financial Officer